UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2012

Riverview Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	333-153486-99	26-3853402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3rd and Market Streets, Halifax, PA	17032
(Address of principal executive offices)	(Zip Code)

(717) 896-3433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective March 6, 2012, Riverview Financial Corporation appointed Howard R. (Mike) Greenawalt as a director of the Registrant and its bank subsidiary, Riverview Bank, to complete the three year term ending 2014 of former director, Dr. Roland R. Alexander, who passed away August 2011.  Mr. Greenawalt is a certified public accountant and the retired principal of Greenawalt & Company, P.C., Mechanicsburg, Pennsylvania, which he has been associated with since 1980.

Mr. Greenawalt was not appointed to serve on any of the Registrant’s Board Committees as of the date of this disclosure.

Other than being eligible for customary fees and benefits provided to all other directors, there is no arrangement or understanding pursuant to which Mr. Greenawalt was elected as a director, and there are no related party transactions between the Registrant and Mr. Greenawalt that would require disclosure under Item 404(a) of Regulation S-K.

Effective March 6, 2012, Mr. William L. Hummel, retired from his position as an executive officer of Riverview Bank and as a director of Riverview Financial Corporation and Riverview Bank.

Item 9.01              Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

None.

(b)           Pro Forma Financial Information.

None.

(c)           Shell Company Transactions.

None.

(d)           Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

RIVERVIEW FINANCIAL CORPORATION
(Registrant)

Dated: March 7, 2012	/s/ Robert M. Garst
Robert M. Garst
Chief Executive Officer